       EXHIBIT 4.9


       THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.


                             PLACEMENT AGENT WARRANT


                WARRANT TO PURCHASE 78,750 SHARES OF COMMON STOCK


                                       OF


                           SONUS COMMUNICATIONS, INC.


                       Date of Issuance: January 21, 1999


       THIS CERTIFIES that, for value received, L. Flomenhaft & Co., a New York corporation (the "Placement Agent"), or its assigns (each a "Holder" and collectively, the "Holders") are entitled to purchase, subject to the provisions of this Warrant, from SONUS COMMUNICATIONS, INC., a Virginia corporation (the "Company"), at the price set forth in Section 8 hereof, the number of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), set forth in Section 7 hereof. This Placement Agent Warrant, together with all warrants issued in replacement hereof and warrants held by Holders in respect hereof, are referred to herein as the "Warrant" and the shares of Common Stock issued pursuant to the terms of the Warrant are sometimes referred to herein as "Warrant Shares". The Warrant is issued in accordance with the terms of that certain Placement Agent Agreement by and between the Company and the Placement Agent of event date herewith.

       Section 1. Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto (the "Exercise Notice"), of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased,
(b) a check or money wire transfer in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. If the Holder elects to purchase, at any time, less than the number of shares of Common Stock then purchasable under the terms of this Warrant, the Company shall issue to the Holder a new Warrant exercisable into the number of remaining shares of Common Stock purchasable under this Warrant. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable. This Warrant may be exercised on multiple occasions before the expiration of its term as described in this Section 1. This Warrant, and any warrants issued in replacement of this Warrant, will expire on fifth anniversary of the issuance date set forth above (the "Expiration Date")

       Section 2. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

       Section 3. Fractional Shares. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

       Section 4. Transfer of Warrant and Warrant Shares. The Holder may freely sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole or in part, and any or all of the Warrant Shares; provided that any such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities, and is made in accordance with applicable State securities laws.

       Section 5. Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

       Section 6. Rights of the Holder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

       Section 7. Number of Warrant Shares. This Warrant shall be exercisable for up to 78,750 shares of the Company's Common Stock in accordance with the terms of the Placement Agent Agreement, as adjusted as provided herein.

       Section 8. Exercise Price and Adjustment of Number of Warrant Shares Issuable.

       (a) Determination of Exercise Price. The per share purchase price (the "Exercise Price") for each of the Warrant Shares purchasable under this Warrant shall be equal to $1.00 in accordance with the Placement Agent Agreement, as adjusted in accordance with Section 8(b) below.

       (b)    Adjustment of Exercise Price. In the event of an adjustment under
Section 8(c) or Section 9 of the number of Warrant Shares issuable upon exercise of this Warrant, the Exercise Price shall be adjusted to an amount which is equal to the product of: (i) the Exercise Price immediately prior to such adjustment, and (ii) a fraction, the numerator of which is the number of Warrant Shares issuable pursuant to this Warrant immediately after giving effect to such adjustment, and the denominator of which is the number of Warrant Shares issuable pursuant to this Warrant immediately prior to such adjustment.

       (c) Adjustment to Number of Warrant Shares Issuable. If (i) the Company at any time or from time to time after the issuance date set forth above shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), or (ii) the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then, and in any such event, the number of Warrant Shares which the Holder shall be entitled to receive upon exercise of the Warrant following such event shall be equal to the product of (i) the number of Warrant Shares which the Holder was entitled to receive upon exercise of the Warrant prior to such event, and (ii) a fraction, the numerator of which is the number of issued and outstanding shares of Common Stock after giving effect to such event, and the denominator of which is the number of issued and outstanding shares of Common Stock immediately prior to such event.

       (d) Adjustment of Warrant Shares for Mergers or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, other than a Qualifying Transaction (as used herein, such capitalized term shall have the meaning provided such term in the Placement Agent Agreement), this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

       (e) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment.

       (f) Notice of Record Date. In the event that the Company shall propose at any time:

                     (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                     (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                     (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                     (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; or

                     (v)    to conduct a public offering,

              then in connection with each such event, the Company shall send to the holder of this Warrant at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matter as referred to above. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address for each such holder as shown on the books of the Company.

       (g) Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole or in part; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

       (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (i) Fractional Shares. No fractional share shall be issued upon the exercise, in whole or in part, of this Warrant. If any exercise in whole or in part of this Warrant would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

       (j) Cashless Exercise. The Holder shall have the right to pay all or a portion of the Exercise Price by making a "Cashless Exercise" pursuant to this Section, in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of Warrant Shares otherwise issuable pursuant to this Warrant in accordance with the formula set forth below so that the number of Warrant Shares to be issued to the Holder as a result of a Cashless Exercise shall therefore be:


       (Fair Market Value Per Share-Exercise Price per Warrant Share)  X  the number of Warrant Shares
       --------------------------------------------------------------         otherwise issuable
                Fair Market Value Per Share


* Within ten (10) days of receipt of an election to exercise this Warrant specifying a Cashless Exercise, the Company shall provide to the Holder in writing its determination of the fair market value per share of Common Stock (including the basis therefor), which shall be determined by the Board of Directors of the Company and shall be binding on the Holder unless the Holder objects thereto in writing within ten (10) business days of the Holder's receipt of such determination. In the event the Company and the Holder cannot agree on the amount of the fair market value per share of Common Stock within ten (10) business days of the date of the Holder's delivery of its objection, such amount shall be determined by an appraiser experienced in making such determinations mutually selected by the Board of Directors of the Company and the Holder, the fees and expenses of which shall be paid by the Company. (The fair market value per share of Common Stock determined in accordance with this procedure is referred to above as the "Fair Market Value Per Share").

       Section 9. Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an action described more particularly in Section 8(c) hereof), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification or change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock. In the event that in any such capital reorganization, reclassification, or other change, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.

       Section 10. Piggy-Back Registration Rights.

       (a) Grant of Piggy-Back Rights. In the event that the Company shall register any of its common stock, par value $.001 per share (a "Registered Offering"), either for its own account or the account of any other holder or holders of equity securities of the Company, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, or (iv) an initial public offering of the Company, the Company will provide you with written notice thereof within 90 days of the filing date of the first registration statement filed in connection with the Registered Offering (the "Company Notice"), and, subject to the other terms and conditions set forth in this Section, include in such registration (and any related qualification under blue sky laws or other compliance) and any underwriting involved therein, the Warrant Shares (collectively, the "Registrable Securities") specified in a written request or requests made by the Holders to the Company within 10 days after receipt of the Company Notice.

       (b) Underwritten Registered Offering. If the Registered Offering of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise you as a part of the Company Notice. In such event, your rights to registration pursuant to this Section 10 shall be conditioned upon your participation in such underwriting, and the inclusion of your Registrable Securities in the underwriting shall be limited to the extent provided herein. You shall (together with the Company and the other holders distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 10, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of your Registrable Securities to be included in such registration to such number of your Registrable Securities which the managing underwriter determines can be included in such underwriting without reducing the number of shares to be sold by the Company pursuant to such underwriting. In such event, the Company shall so advise you and the number of shares (other than shares being registered by the Company) that may be included in the registration and underwriting shall be allocated among all the holders of the Company's shares wishing to participate in the Registered Offering in proportion, as nearly as practicable, to the respective amounts of shares held by such holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any holder to the nearest 100 shares. If you disapprove of the terms of any such underwriting, you may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

       (c) Termination and Withdrawal of Registration. The Company shall have the right to terminate or withdraw any Registered Offering or other registration prior to the effectiveness of such registration whether or not you have elected to include your Registrable Securities in such registration.

       (d) Expenses. All registration expenses incurred in connection with registrations pursuant to this Section 10 shall be borne by the Company. Unless otherwise stated, all selling expenses relating to your Registrable Securities shall be borne by you.

       (e) Notification Requirements. In the case of each registration, qualification or compliance effected by the Company under this Section 10 in which the Holder participates, the Company will keep such Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

              (i) to the extent required under this Agreement, prepare and file with the Commission a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs; and

              (ii) furnish to such Holder, should such Holder participate in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents you and/or the underwriters may reasonably request in order to facilitate the public offering of such securities.

       (f)    Underwriting Agreement Governs. In the event the terms of this
Section 10 conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

       (g) Information. If your Registrable Securities are to be included in any Registered Offering, you shall furnish to the Company such information as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

       (h) Termination. The rights granted pursuant to this Section 10 shall terminate at such time as the Company has registered your Registrable Securities in a Registered Offering or other registration. Holders may exercise its piggy-back registration rights granted under this Section 10 not more than two
(2) times.

       Section 11. Demand Registration.

       (a) Definition of Registration Statement. "Registration Statement" shall mean any registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

       (b) Grant of Demand Registration Rights. Upon the completion of a Qualifying Transaction, the Holders of Registrable Securities constituting at least fifty one percent (51%) of the aggregate number of (i) Registrable Securities issued upon exercise of the Warrants granted pursuant to the Consulting Agreement entered into by and between the Company and L. Flomenhaft & Co., Incorporated, and (ii) securities issued upon exercise of the warrants granted and to be granted pursuant to that certain Placement Agent Agreement entered into by and between the Company and L. Flomenhaft & Co., Incorporated, may request at any time that the Company file a registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith), other than Form S-1 (a "Registration Statement"), covering the shares of Registrable Securities that are the subject of such request; provided, however, that the Company shall not become obligated to file any Registration Statement until the earlier of (i) three months following the date of completion of the Qualifying Transaction, or (ii) the first date on which the Company may file such a registration statement in accordance with all applicable State and Federal securities laws.

       (c) Number of Demand Registrations. The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section no more than one Registration Statement; provided, however, that a Registration Statement shall not be counted hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in this Section.

       (d) Required Thresholds. The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section a Registration Statement on Form S-1. The Company shall not be obligated to prepare, file and cause to become effective any

Registration Statement if such demand is made less than 90 days after the effective date of the Company's most recent registration statement for shares of Common Stock (other than a Registration Statement on Form S-4 or Form S-8 or any successor forms thereto).

       (e) Underwriter's Cutback. If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced (except for shares of Registrable Securities offered by the Company) to such smaller number with the participation in such offering to be pro rata among the Holders of Registrable Securities other than the Company requesting such registration, based upon the number of shares of Registrable Securities owned by such Holders. Any shares that are thereby excluded from the offering shall be withheld from the market by the Holders thereof for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

       (f) Managing Underwriter. The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Company.

       (g) Black-Out Periods of Investor. Notwithstanding anything herein to the contrary, (i) the Company shall have the right, exercisable once, to require the Holders not to sell under a Demand Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days in any calendar year) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

       (h) Expenses. All registration expenses incurred in connection with registrations pursuant to this Section 11 shall be borne by the Company. Unless otherwise stated, all selling expenses relating to your Registrable Securities shall be borne by you.

       (i)    Underwriting Agreement Governs. In the event the terms of this
Section 11 conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

       (j) Information. If your Registrable Securities are to be included in any Registered Offering, you shall furnish to the Company such information as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

       (k) Termination. The rights granted pursuant to this Section 11 shall terminate at such time as the Company has registered your Registrable Securities in a Registered Offering or other registration. The demand registration rights granted under this Section 11 may be exercised only by demand of Holders of at least fifty one percent (51%) of the sum of (i) Warrant Shares which are Registrable Securities, and (ii) shares of Common Stock of the Company issuable upon exercise of the warrants granted pursuant to the Consulting Agreement. The demand registration rights granted under this Section 11 and the registration rights granted pursuant to the warrants granted in connection with the Consulting Agreement, including, without limitiation, Section 11 of the Consulting Warrant of even date herewith, shall all be deemed to be exercised simultaneously by a proper exercise under either the this Warrant or the Consulting Warrant, and may be exercised not more than once in the aggregate.

       Section 12. Indemnification.

       (a) Indemnification. The Holders agree, if any of Holders' Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each Person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by you. Notwithstanding the foregoing, your liability under this subsection shall be limited in an amount equal to the initial price of the Registrable Securities sold by you, unless such liability arises out of or is based on willful misconduct by you.

              (g) Indemnification Procedure. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified

Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

       Section 13. Redemption. The Company shall have the authority to redeem this Warrant at any time.

       Section 14. Applicable Law. This Warrant shall be construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflicts of law provisions of such laws.




                                              SONUS COMMUNICATIONS, INC.

                                              By:
                                                   --------------------
                                                   Charles W. Albo
                                                   Chief Executive Officer

EXERCISE NOTICE




Dated:
       --------------------




       The undersigned hereby irrevocably elects to exercise his, her or its right to purchase _________ shares of the common stock, $__ par value per share (the "Common Stock"), of SONUS COMMUNICATIONS, INC., a Virginia corporation (the "Company"), such right being pursuant to a Warrant dated _________, 1998, and as issued to the undersigned by the Company, and remits herewith the sum of $______ in payment for same in accordance with the Exercise Price specified in Section 8 of said Warrant.


INSTRUCTIONS FOR REGISTRATION OF STOCK



Name:
                                                     -------------------------
     (Please typewrite or print in block letters)


Address:
         ---------------------------------


Signature:
           ------------------------------

ASSIGNMENT FORM





Dated:
       ---------------------





       For value received ____________________ hereby sells, assigns and transfers unto


       Name:
                                        ---------------------------------
             (Please typewrite or print block letters)


       Address:
                 ---------------------------------
                 ---------------------------------



  and appoints:
                 ---------------------------------
                 ---------------------------------



Attorney to transfer the said Warrant on the books of SONUS COMMUNICATIONS, INC. with full power of substitution in the premises.





                                       Signature:
                                                  --------------------------